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                                                                  Exhibit (a)(5)

                             BROOKS AUTOMATION, INC.
                            OFFER TO EXCHANGE OPTIONS

                               NOTICE TO WITHDRAW
                                 FROM THE OFFER

         I previously received: (i) the Offer to Exchange; (ii) the Frequently Asked Questions; and (iii) an Election Form (together, as they may be amended from time to time, constituting the "Offer"). I signed and returned the Election Form, in which I elected to accept Brooks Automation, Inc.'s ("Brooks") offer to exchange some of or all of my eligible options.

         I have read and understand all the terms and conditions of the Offer. I have read and understand the instructions attached to this Notice. I now wish to withdraw my election and not exchange my options. I understand that I will be able to withdraw my acceptance of the Offer and instead not exchange any of my options by signing this Notice and delivering it by fax, mail, courier or hand delivery so that it is received not later than 6:00 p.m. Eastern Daylight Time on April 11, 2003 (or the new expiration date if we extend the Offer period) at:

                           Office of the Treasurer
                           Brooks Automation, Inc.
                           15 Elizabeth Drive
                           Chelmsford, MA 01842
                           Attn: Lynda Avallone
                           Fax: (978) 262-1515

         I understand that in order to withdraw my acceptance of the Offer, I must sign, date and deliver this Notice via mail, courier or hand delivery or facsimile (fax # (978) 262-1515) so that it is received not later than 6:00 p.m. Eastern Daylight Time on April 11, 2003 (or later if we extend the Offer period) at Brooks.

         I understand that I may change my mind again, and once again accept the Offer only by submitting a new Election Form via mail, courier, hand delivery or facsimile so that it is received not later than 6:00 p.m. Eastern Daylight Time on April 11, 2003 at the address above.

         I understand that by withdrawing my acceptance of the Offer to exchange options, I will not receive any New Options pursuant to the Offer and I will keep the Old Options that I have, which will continue to be governed by the stock option plan under which they were granted and by the existing option agreements between Brooks and me.

         I have signed this Notice and printed my name exactly as it appears on the Election Form.

         I hereby withdraw my acceptance of the Offer.

____________________________  __________________________________________________
Employee Signature            Government ID, e.g. Social Security #, Social
                              Insurance # etc.

____________________________  _______________________________  _________________
Employee Name (Please Print)  E-mail Address                   Date and Time
________________________________________________________________________________

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              INSTRUCTIONS TO THE NOTICE TO WITHDRAW FROM THE OFFER

              FORMING PART OF THE TERMS AND CONDITIONS OF THE OFFER

         1. Delivery of Notice to Withdraw from the Offer.

         A properly completed and executed original of this Notice to Withdraw from the Offer (or a facsimile of it), and any other documents required by this Notice to Withdraw from the Offer, must be received not later than 6:00 p.m. Eastern Daylight Time on April 11, 2003 (the "Expiration Date") at the address indicated on the face of this Notice (or not later than the new Expiration Date if we extend the Offer period).

         THE METHOD BY WHICH YOU DELIVER ANY REQUIRED DOCUMENTS IS AT YOUR OPTION AND RISK, AND THE DELIVERY WILL BE DEEMED MADE ONLY WHEN ACTUALLY RECEIVED BY THE APPROPRIATE OFFICE OF BROOKS. IN ALL CASES, YOU SHOULD ALLOW SUFFICIENT TIME TO ENSURE TIMELY DELIVERY.

         Although by submitting a Notice to Withdraw from the Offer you have withdrawn your election to exchange options, you may change your mind again and re-accept the Offer up until the expiration of the Offer. Tenders of options made through the Offer may be made at any time before the Expiration Date. If Brooks extends the Offer beyond that time, you may tender your options at any time until the new Expiration Date. To change your mind again and participate in the Offer, you must deliver a new signed and dated Election Form, or a facsimile of the Election Form, with the required information to Brooks. Your options will not be properly tendered for purposes of the Offer unless the withdrawn options are properly re-tendered before the Expiration Date (or, if applicable, before the new Expiration Date of the Offer) by delivery of the new Election Form following the procedures described in the Instructions to the Election Form.

         As noted in the Offer to Exchange, you may select individual option grants to be tendered for exchange. You do not have to tender all your option grants, but for each individual grant you do choose to tender, you must tender the entire outstanding, unexercised portion. You may change your mind about which individual option grants you would like to tender for exchange. To change your election regarding particular individual option grants you previously tendered while continuing to elect to participate in the Offer, you must deliver a signed and dated new Election Form, with the required information, following the procedures described in the Instructions to the Election Form before the Expiration Date or, if the Offer is extended, before the new Expiration Date. Upon receipt of such a new, properly filled out, signed and dated Election Form, any previously submitted Election Form, or Notice to Withdraw from the Offer will be disregarded and will be considered replaced in full by the new Election Form.

         IF YOU DO NOT WISH TO WITHDRAW ALL YOUR TENDERED OPTIONS FROM THE OFFER, YOU SHOULD NOT FILL OUT THIS NOTICE TO WITHDRAW FROM THE OFFER.


         By signing this Notice to Withdraw from the Offer (or a facsimile of it), you waive any right to receive any notice of the withdrawal of the tender of your options.

         2. Signatures on This Notice to Withdraw from the Offer.

         If this Notice to Withdraw from the Offer is signed by the holder of the eligible options, the signature must correspond with the name as written on the face of the option agreement or agreements to which the options are subject, without any change whatsoever. If your name has been legally changed since your option agreement was signed, please submit proof of the legal name change.

         If this Notice to Withdraw from the Offer is signed by a trustee, executor, administrator, guardian, attorney-in-fact, or other person acting in a fiduciary or representative capacity, that person should so indicate when signing, and proper evidence satisfactory to Brooks of the authority of that person so to act must be submitted with this Notice to Withdraw from the Offer.

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         3. Other Information on This Notice to Withdraw from the Offer.

         In addition to signing this Notice to Withdraw from the Offer, you must print your name and indicate the date and time at which you signed. You must also include a current e-mail address and your government identification number, such as your social security number, tax identification number or national identification number, as appropriate.

         4. Requests for Assistance or Additional Copies.

         Brooks has not authorized any person (including any Brooks management personnel) to interpret the Offer or to make any recommendation on our behalf in connection with the Offer. For questions concerning timing or procedural matters related to the Offer or how to locate additional copies of the materials describing the exchange program, you should leave a message on the special hotline put in place for purposes of the exchange program: (978) 262-7373. Please note that this is a voicemail hotline only. Additionally, we have a set up a separate email address to answer questions. The external e-mail address is stock-option-exchange@brooks.com and the internal e-mail address displayed in the global address book is "stock-option-exchange." Someone from the Office of the Treasurer will respond to your inquiry within 48 hours after you leave a message. Be sure to leave your name, a daytime and evening phone number where you may be contacted in addition to your question(s). Please understand that the person responding to your inquiries to the hotline or email address may only respond to questions concerning timing or procedural matters related to the offer and cannot provide advice as to whether you should participate or which options to exchange.

         5. Irregularities.

         All questions as to the validity, form, eligibility (including time of receipt) and acceptance of this withdrawal from the Offer will be determined by Brooks in its discretion. Brooks' determinations shall be final and binding on all parties. Brooks reserves the right to reject any or all Notices to Withdraw from the Offer that Brooks determines not to be in proper form or the acceptance of which may, in the opinion of Brooks' counsel, be unlawful. Brooks also reserves the right to waive any of the conditions of the Offer and any defect or irregularity in the Notice to Withdraw from the Offer, and Brooks' interpretation of the terms of the Offer (including these instructions) will be final and binding on all parties. No Notice to Withdraw from the Offer will be deemed to be properly made until all defects and irregularities have been cured or waived. Unless waived, any defects or irregularities in connection with Notices to Withdraw from the Offer must be cured within the time as Brooks shall determine. Neither Brooks nor any other person is or will be obligated to give notice of any defects or irregularities in Notices to Withdraw from the Offer, and no person will incur any liability for failure to give any such notice.

         IMPORTANT: THE NOTICE TO WITHDRAW FROM THE OFFER (OR A FACSIMILE COPY OF IT) TOGETHER WITH ALL OTHER REQUIRED DOCUMENTS MUST BE RECEIVED NOT LATER THAN 6:00 P.M. EASTERN DAYLIGHT TIME ON THE EXPIRATION DATE, WHICH IS APRIL 11, 2003, UNLESS THE OFFER IS EXTENDED AT BROOKS. YOU WILL BE NOTIFIED IF THE OFFER IS EXTENDED.

         6. Additional Documents to Read.

         You should be sure to read the Offer to Exchange, and all documents referenced therein before making any decisions regarding participation in, or withdrawal from, the Offer.

         7. Important Tax Information.

         You should refer to Section 21 of the Offer to Exchange, which contains important U.S. federal income tax information. If you are subject to tax laws of a jurisdiction outside the United States, you should refer to Sections 22 through 26 for a discussion of tax consequences that may apply to you.

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